Exhibit 99.1

Trex Company Announces Record First-Quarter Sales and Operating Income

  Net Sales Increase 20% to $121 Million
  EPS Rises 50% to $0.55
  2Q15 Revenue Guidance of $136 Million

WINCHESTER, Va.--(BUSINESS WIRE)--May 8, 2015--Trex Company, Inc. (NYSE:TREX), the world’s largest manufacturer of wood-alternative decking and railing products, today announced financial results for the first quarter ended March 31, 2015.

Net sales for the first quarter of 2015 totaled $120.8 million, a 20% increase compared to net sales of $100.6 million for the 2014 period. The Company reported net income of $17.6 million, or $0.55 per diluted share, for the first-quarter of 2015 compared to net income of $12.3 million, or $0.37 per diluted share, for the prior-year period, a 50% increase.

Chairman, President and CEO Ronald W. Kaplan commented, “2014 was a banner year for Trex, during which we set records for both revenue and earnings. We continued that track record in the first quarter of 2015, achieving our highest-ever revenue and operating income for the period. We benefited not only from this year’s less inclement weather, but also from our expanded market share and cost reduction initiatives. Our gross margin rose 200 basis points, reaching 40%.

“We recently took top honors in the decking products category of the Green Builder Media 2015 Reader’s Choice Awards. This is the fourth consecutive year in which Trex® decking has been selected as the ‘greenest’ in the industry. The Green Builder Reader’s Choice Award is just one in a bevy of honors recently received by Trex, and reflects one of our company’s core values.”

Mr. Kaplan concluded, “We are pleased to be off to such a strong start in 2015. This solidifies our view that our annual record-setting performance in 2014 was a springboard for our future prospects. We expect Q2 revenue to set a Company record for the quarter at approximately $136 million, and represent a 12% increase from last year’s period, when revenue was just shy of the historical record set in 2006.”

First-Quarter 2015 Conference Call and Webcast Information

Trex will hold a conference call to discuss its first-quarter 2015 results and other corporate matters on Friday, May 8, 2015 at 10:00 a.m. ET. To participate in the live call by telephone, please dial 706-634-1218 or 888-803-7638 and reference conference ID #27434898. A live webcast of the conference call will also be available in the Investor Relations section of the Trex Company website at trex.com.

For those who cannot listen to the live broadcast, an audio replay of the earnings call will be available on the Trex website for 30 days.

Forward-Looking Statements

The statements in this press release regarding the Company's expected future performance and condition constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Company's actual operating results to differ materially. Such risks and uncertainties include the extent of market acceptance of the Company's products; the costs associated with the development and launch of new products and the market acceptance of such new products; the sensitivity of the Company's business to general economic conditions; the impact of weather-related demand fluctuations on inventory levels in the distribution channel and sales of the Company’s products; the Company's ability to obtain raw materials at acceptable prices; the Company's ability to maintain product quality and product performance at an acceptable cost; the level of expenses associated with product replacement and consumer relations expenses related to product quality; and the highly competitive markets in which the Company operates. Documents filed with the Securities and Exchange Commission by the Company, including in particular its latest annual report on Form 10-K and quarterly reports on Form 10-Q, discuss some of the important factors that could cause the Company's actual results to differ materially from those expressed or implied in these forward-looking statements. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

About Trex Company

Trex Company is the world’s largest manufacturer of wood-alternative decking and railing, with more than 20 years of product experience. Stocked in more than 6,700 retail locations throughout the world, Trex® outdoor living products offer a wide range of style options with fewer ongoing maintenance requirements than wood, as well as a truly environmentally responsible choice. For more information, visit trex.com.

TREX COMPANY, INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Net sales	$120,800	$100,645

Cost of sales	72,553	62,478

Gross profit	48,247	38,167

Selling, general and administrative expenses	20,593	18,222

Income from operations	27,654	19,945

Interest expense, net	137	323

Income before income taxes	27,517	19,622

Provision for income taxes	9,964	7,327

Net income	$17,553	$12,295

Basic earnings per common share	$0.55	$0.37

Basic weighted average common shares outstanding	31,683,672	33,128,676

Diluted earnings per common share	$0.55	$0.37

Diluted weighted average common shares outstanding	32,094,828	33,599,438

Comprehensive income	$17,553	$12,295

TREX COMPANY, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	March 31,	December 31,
	2015	2014

ASSETS
Current assets:

Cash and cash equivalents	$2,556	$9,544
Accounts receivable, net	136,993	36,391
Inventories	22,920	23,747
Prepaid expenses and other assets	2,137	6,288
Deferred income taxes	9,271	9,271
Total current assets	173,877	85,241
Property, plant and equipment, net	104,163	98,716
Goodwill and other intangibles	10,532	10,534
Other assets	1,311	1,333
Total assets	$289,883	$195,824

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:

Accounts payable	$12,785	$20,050
Accrued expenses	20,951	20,660
Accrued warranty	8,738	8,744
Line of credit	84,000	-
Total current liabilities	126,474	49,454
Deferred income taxes	3,708	3,708
Non-current accrued warranty	24,045	25,097
Other long-term liabilities	4,117	4,180
Total liabilities	158,344	82,439
Stockholders’ equity:

Preferred stock, $0.01 par value, 3,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.01 par value, 80,000,000 shares authorized; 34,860,283 and 34,800,552 shares issued and 32,079,854 and 32,020,123 shares outstanding at March 31, 2015 and
December 31, 2014, respectively	349	348
Additional paid-in capital	117,340	116,740
Retained earnings	88,850	71,297
Treasury stock, at cost, 2,780,429 shares at March 31, 2015 and December 31, 2014	(75,000)	(75,000)
Total stockholders’ equity	131,539	113,385
Total liabilities and stockholders’ equity	$289,883	$195,824

TREX COMPANY, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2015	2014

Operating Activities
Net income	$17,553	$12,295
Adjustments to reconcile net income to net cash used in
operating activities:
Depreciation and amortization	3,636	3,797
Deferred income taxes	-	352
Stock-based compensation	1,454	1,170
Gain on disposal of property, plant and equipment	-	(37)
Excess tax benefits from stock compensation	(1,035)	(6,507)
Changes in operating assets and liabilities:
Accounts receivable	(100,602)	(79,152)
Inventories	827	(7,785)
Prepaid expenses and other assets	888	(82)
Accounts payable	(7,265)	(3,892)
Accrued expenses and other liabilities	(5,666)	(9,068)
Income taxes receivable/payable	9,166	6,884

Net cash used in operating activities	(81,044)	(82,025)

Investing Activities
Expenditures for property, plant and equipment	(9,060)	(3,188)
Proceeds from sales of property, plant and equipment	-	37
Purchase of acquired company, net of cash acquired	(31)	(44)
Notes receivable, net	-	19

Net cash used in investing activities	(9,091)	(3,176)

Financing Activities
Borrowings under line of credit	84,000	85,000
Principal payments under line of credit	-	(5,000)
Repurchases of common stock	(2,015)	(1,433)
Proceeds from employee stock purchase and option plans	127	84
Excess tax benefits from stock compensation	1,035	6,507

Net cash provided by financing activities	83,147	85,158

Net dcrease in cash and cash equivalents	(6,988)	(43)
Cash and cash equivalents at beginning of period	9,544	3,772

Cash and cash equivalents at end of period	$2,556	$3,729

Supplemental Disclosure:
Cash paid for interest, net of capitalized interest	$59	$99
Cash paid for income taxes, net	$799	$91

CONTACT:
For Trex Company:
James Cline, 540-542-6300
SVP & CFO
or
LHA
Harriet Fried, 212-838-3777